UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2016

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

Lydall, Inc. (the “Company”) has scheduled a conference call and simultaneous webcast for 2:00 p.m. Eastern Time on Wednesday, November 30, 2016 to discuss the Acquisition (as defined and further discussed below). The call may be accessed at (888) 338-7142, from within the U.S., or (472) 902-4181, internationally. A recording of the call will be available from 4:00 p.m. ET on November 30, 2016 through 11:59 pm ET on December 7, 2016 at (877) 344-7529 from within the U.S., or (412) 317-0088, passcode 10097317.

The investor slides to be presented during the conference call are furnished herewith as Exhibit 99.1. Additionally, the press release announcing the Acquisition is furnished herewith as Exhibit 99.2.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 8 – Other Events

Section 8.01. Other Events

On November 29, 2016, the Company entered into an agreement to acquire MGF Gutsche GmhH & Co. KG (“Gutsche”) for approximately $58 million in cash, subject to certain customary post-closing adjustments (the “Acquisition”). The Acquisition is expected to be financed through a combination of cash on hand and borrowings from the Company’s existing revolving credit facility.

The Acquisition will be consummated pursuant to the terms of a Sale and Purchase Agreement (the “Purchase Agreement”) dated November 29, 2016, by and among Gutsche & Co., Messrs. Michael Gutsche and Eugen Gutsche, and Lühr Filter GmbH & Co. KG (collectively, the “Sellers”), and indirect subsidiaries of the Company (collectively, the “Buyers”). Pursuant to the terms of the Purchase Agreement, the Company will have exclusive rights to the Gutsche brand and the Sellers will be subject to 3-year non-compete and non-solicit covenants. The Acquisition is expected to close by year end, subject to receipt of customary merger control approval from German competition authorities and the completion of specified closing conditions.

Gutsche’s operations in Fulda, Germany and Yixing, China serve a global customer base in the development, production and distribution of sophisticated filtration media and technical nonwovens for various applications.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are included with this report, as set forth below:

Exhibit	Exhibit
Number	Description

99.1	Investor Presentation, dated November 30, 2016 (Furnished not filed; see Item 7.01).
99.2	Press Release, dated November 30, 2016 (Furnished not filed; see Item 7.01).

Cautionary Note Concerning Factors That May Affect Future Results

This Current Report on Form 8-K contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this report that are not statements of historical fact, including statements related to the expected timetable for completing the acquisition and Lydall’s plan for financing the acquisition, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussions herein. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others, any delays in receiving merger control approval from Germany or in satisfying other closing conditions and disruptions in the global credit and financial markets, including diminished liquidity and credit availability, that could have a negative impact on the Company’s completion of the Acquisition. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding factors that may cause actual results to differ materially from these forward-looking statements is available in Lydall’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part II, Item 1A - Risk Factors of Lydall’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2015.

These forward-looking statements speak only as of the date of this report, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this report or that may from time to time be made by or on behalf of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

November 30, 2016	By:	/s/ Chad A. McDaniel
Chad A. McDaniel Senior Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Investor Presentation, dated November 30, 2016 (Furnished not filed; see Item 7.01).
99.2	Press Release, dated November 30, 2016 (Furnished not filed; see Item 7.01).